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                                                                   EXHIBIT 10.10

                           [CATUITY INC. LETTERHEAD]


April 18, 2000

                                                                    CONFIDENTIAL
Mr. John H. Lowry III
21972 Heatheridge
Northville, Michigan  48167

        Re: Your Employment Agreement with Catuity, Inc.


Dear Jack:


Catuity Inc., a Delaware corporation ("Catuity"), is pleased to offer you a position as its Vice-President and Chief Financial Officer on the terms set forth in this letter agreement. As you know, Catuity is the parent company of Chip Application Technologies Limited ("C.A.T."), an Australian company that has, we believe, developed some highly competitive network application software for merchant incentive and other program. Catuity is listed on the Australian Stock Exchange and proposes to apply for listing on NASDAQ.

This agreement will be effective as of the date hereof (the "Effective Date") subject to your acceptance by execution of a counterpart copy of this letter where indicated below. Your start date of employment will be no later than May 1, 2000. Your right to receive salary, bonus, benefits, shares, etc. will commence with your start date of employment.

1. REPORTING, DUTIES AND RESPONSIBILITIES, EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT.

        In this position, you will report to the President and CEO of Catuity. This offer is for a full-time position, located at the principal offices of Catuity except as travel to other locations (including overseas locations) may be necessary to fulfill your responsibilities. You also will execute Catuity's standard form of Employee Invention Assignment and Confidentiality Agreement, which is attached.

2. SALARY, BONUS, BENEFITS, AND VACATION.

        (a) SALARY.

        Your initial base salary will be US$12,500 per month, which is an annualized salary of US$150,000, and is payable in accordance with Catuity's customary payroll practice as in effect from time to time; your salary commences on the date you first report for work with Catuity. This salary will be periodically reviewed by the President and CEO in conjunction with your annual performance review.

        (b) CASH PERFORMANCE BONUS.

        The cash performance bonus plan, if any, (commencing for calendar year
        2000) will be determined each year at the time of budget review as determined by the Board of Directors, in consultation with the President and CEO. Your first year cash performance bonus will be determined by March 15, 2001 and paid in full by March 30, 2001. If no bonus program is



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                                                     CATUITY INC.
                                     Merchant Solutions for the Convergent World

        awarded in 2000, you will be entitled to a guaranteed bonus of $10,000 payable in full by March 31, 2001.

        (c) STOCK OPTION GRANT.

        On the date you first report to work with Catuity, Catuity will be issue you stock options under our Stock Option Plan (currently being finalized), exercisable at the lower of

        (i) the weighted average trading price of Catuity shares on the Australian Stock Exchange for the 30 days immediately prior to NASDAQ listing (converted to US$ at the current exchange rate); and

        (ii) the weighted average trading price of Catuity shares on the NASDAQ market for the 30 days immediately following NASDAQ listing.

        (iii) The weighted average trading price of Catuity shares for the month of April, 2000 on the ASX (converted to US$ at the current exchange rate)

        but not less than 85% of the fair market value of Catuity shares as of date of grant.

        All options will have an expiry date of the earlier of 31 December 2008 and the date six months after cessation of your employment with Catuity, subject to additional provisions of the Plan.

        In total you will be issued stock options on 150,000 shares of Common Stock in Catuity. The stock options will have the following vesting provisions (i.e. options will not be exercisable until vested):

        (i) 50,000 options will vest upon the date you first report to work with Catuity; and

        (ii) 5,000 options will vest at the end of each quarter, conditioned upon your continued employment by Catuity on the last day of each quarter, commencing on 01 July 2000 and concluding on 30 June 2005.

        (d) BENEFITS AND VACATION.

        You will be eligible to participate in, without limitation, the retirement plans and medical, dental, life and disability insurance plans being established for Catuity; Catuity will reimburse you for those costs that you incur to exercise your COBRA rights to extend your existing insurance coverage until the effective date of your Catuity insurance coverage, which Catuity insurance coverage, will be provided for the term of this Agreement. In addition, you will be entitled, without loss of compensation, to three weeks of vacation during the first two years of your employment, and four weeks of vacation during the third and each successive year of your employment. You may only accrue unused vacation up to a maximum of six weeks; otherwise, additional vacation will cease to accrue until you reduce the accrued, unused amount through use of vacation.


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                                                     CATUITY INC.
                                     Merchant Solutions for the Convergent World

3. TERM AND TERMINATION.

        The term of this agreement is for a period of five years commencing upon the Effective Date.

        (a) TERMINATION BY CATUITY FOR CAUSE.

        Catuity may only terminate your employment and this agreement without notice by reason of Termination for Cause. For purposes of this agreement, "TERMINATION FOR CAUSE" will mean termination of your employment by Catuity's Board, after consultation with you, for your dishonesty, fraud, gross negligence in performance of your duties, material breach of this agreement or any other contractual or fiduciary obligation to Catuity or under any policy or procedure of Catuity, intentional engagement in acts seriously detrimental to Catuity's operations or your being charged by governmental authorities with a felony. Upon your Termination for Cause by Catuity, you will be entitled to receive cash and other compensation, which has accrued through the date of termination, only.

        (b) TERMINATION BY CATUITY WITHOUT CAUSE.

        Catuity may only terminate your employment and this agreement without cause on nine months written notice (it being Catuity's right to pay base salary equal to nine months amount, in lieu of notice, in order to effect immediate termination; in such case, you will be obligated, in accepting such payment, to release Catuity from all other obligations other than Catuity's obligation to pay cash and other compensation, which has accrued through the date of termination to which you may be entitled.

        (c) TERMINATION BECAUSE OF DEATH, OR INCAPACITY DUE TO DISABILITY.

        Your employment with Catuity and this agreement will also terminate upon your death or by reason of your Incapacity Due to Disability. For purposes of this agreement, "INCAPACITY DUE TO DISABILITY" means if, at the end of any month, you are unable to perform substantially all of your duties under this agreement in the normal and regular manner due to illness, injury or mental or physical incapacity, and you have been unable or will be unable, in the good-faith judgement of the Catuity Board, so to perform for either (1) four consecutive full calendar months, or (2) 90 or more of the normal working days during any 12 consecutive full calendar months. Nothing in this paragraph shall alter Catuity's obligations under applicable law, which may, in certain circumstances, result in the suspension or alteration of the foregoing time periods. Upon your termination for death or Incapacity Due to Disability, you will be entitled to receive cash and other compensation which has accrued through the date of termination.

        (d)  VOLUNTARY TERMINATION BY YOU.

        You will be able to voluntarily terminate your employment and this Agreement at any time, provided that you must give Catuity at least four months advance written notice. Upon your voluntary termination, you will be entitled to receive cash and other compensation, which has accrued through the date of termination.


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                                                     CATUITY INC.
                                     Merchant Solutions for the Convergent World

4.   OTHER MATTERS.

        You will not bring with you, or use, in the performance of your duties hereunder any confidential or proprietary material of any former employer, nor violate any lawful obligation to any former employer in the performance of your duties hereunder.

        Under your signature below, this will become our binding agreement with respect to the subject matter of this letter, superseding in their entirety all other or prior agreements and negotiations between us as to the subject matter of this letter, will be binding upon and inure to the benefit of our respective successors and assigns (although none of your rights or obligations hereunder is assignable), and your heirs, administrators and executors, will be governed by Delaware law, and may only be amended in a writing signed by you and Catuity.


Jack, we are very excited to have you join us and look forward to working with you. I think we can have an exciting next few years.

                                            Sincerely,


                                            -----------------------------------
                                            Michael V. Howe
                                            Catuity, Inc.



Attachment:  Employee Invention Assignment and Confidentiality Agreement

ACCEPTED AND AGREED:



______________________________
John H. Lowry III

Date signed:  ______________________________



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                                                     CATUITY INC.
                                     Merchant Solutions for the Convergent World

EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT


        In consideration of my employment with Catuity Inc., a Delaware corporation (the "Company"), I John H. Lowry, hereby represent to, and agree with the Company as follows:

        1. DISCLOSURE OF INVENTIONS. From and after the date I first become employed with the Company, I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets ("Inventions"), whether or not patentable, copyrightable, or protectable as trade secrets, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during the period of my employment.

        2. WORK FOR HIRE: ASSIGNMENT OF INVENTIONS. I acknowledge that copyrightable works prepared by me within the scope of my employment by the Company are "works for hire" under the federal Copyright Act and that the Company will be considered the author thereof. I agree that all Inventions will be the sole and exclusive property of the Company and are hereby assigned by me to the Company.

        3. INVENTIONS EXCEPTION. For the purposes hereof, "inventions" will not include an invention that i developed entirely on my own time without using the company's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the company's business, or actually or demonstrably anticipated research or development of the company, or (2) result from any work performed by me for the company.

        4. ASSIGNMENT OF OTHER RIGHTS. I hereby irrevocably transfer and assign to the Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention: and (b) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of the Company. For purposes of this Agreement, "Moral Rights" means any claim authorship of an Invention or any rights to restrain or object to any modification of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

        5. ASSISTANCE. I will assist the Company, at the Company's request, in obtaining for itself and in enforcing patents, copyrights, mask work rights, and other legal protections for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this Section 5 will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for reasonable out-of-pocket expenses actually spent by me at the Company's request on such assistance. I hereby appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

        6. PROPRIETARY INFORMATION: CONFIDENTIALITY. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the

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                                                     CATUITY INC.
                                     Merchant Solutions for the Convergent World


business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("Proprietary Information"). Such Proprietary Information includes, without limitation, strategies, financial information, forecasts, personnel information and customer lists. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such except to the extent necessary to perform my duties as an employee of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents of materials or copies thereof containing any Proprietary Information.

        7. NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the terms of this Agreement and of my duties as an employee of the Company will not breach any invention assignment, proprietary information or similar agreement with any former employer or other party. I represent and agree that I will not bring with me to the Company or use in the performance of my duties for the Company and documents or materials of a former employer that are not generally available to the public or that have not been legally transferred to the Company.

        8. NOTIFICATION. I hereby authorize the Company to notify my actual or future employers of the terms of this Agreement and my responsibilities hereunder.

        9. NON-SOLICITATION. During, and for a period of one (1) year after termination of, my employment with the Company, I will not solicit any suppliers, customers, employees or consultants of the Company to cease their relations with the Company.

        10. INJUNCTIVE RELIEF. I understand that in the event of a breach or threatened breach of this Agreement by me that the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

        11. GOVERNING LAW. This Agreement will be governed and interpreted in accordance with the internal laws of the state in which the Company's principal office is located in the United States as of the start date of your employment, excluding that body of law governing conflicts of law.



CATUITY, INC.                                 EMPLOYEE:


By:_______________________________            By:  _____________________________



Name:   Michael V. Howe                       (Signature)

Title:  President & CEO                       Name: John H. Lowry

Date signed:                                  Date signed: